SUPPLEMENTAL AGREEMENT


     SUPPLEMENTAL AGREEMENT dated as of January 1, 1996, by and between THE INTERPUBLIC GROUP OF COMPANIES, INC., a corporation of the State of Delaware (hereinafter referred to as the "Corporation"), and BARRY R. LINSKY (hereinafter referred to as
"Executive").


                      W I T N E S S E T H


     WHEREAS, the Corporation and Executive are parties to an Employment Agreement dated as of January 1, 1991, a Supplemental
Agreement dated as of August 15,  1992, and a Supplemental
Agreement dated as of January 1, 1995 (hereinafter collectively referred to as the "Employment Agreement")' and

     WHEREAS, the Corporation and Executive desire to amend the Employment Agreement;

     NOW, THEREFORE, in consideration of the mutual promises herein and in the Employment Agreement set forth, the parties hereto, intending to be legally bound, agree as follows:

     1. Paragraph 1.01 of the Employment agreement is amended, effective January 1, 1996, so as to delete "and ending on December 31, 1995" and substitute "and ending on December 31, 2000" therefor.

     2. Except as hereinabove amended, the Employment Agreement shall continue in full force and effect.

     3. This Supplemental Agreement shall be governed by the laws of the State of New York.

                         THE INTERPUBLIC GROUP OF COMPANIES, INC.

                         BY:  C. Kent Kroeber

                              Barry Linsky

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